Exhibit 10.4

NLS Pharmaceutics Ltd.

Alter Postplatz 2

CH-6370 Stans

___ January 2020

Addendum Number 2 to Convertible Promissory Note (“Addendum”)

Magnetic Rock Investment AG, a Swiss stock corporation with its registered office at c/o Ronald Hafner, Weinbergstrasse 72, 8703 Erlenbach (ZH), Switzerland, and company no. CHE-184.662.704 (the “Lender”), granted to NLS Pharmaceutics Ltd. (formerly NLS-1 Pharma AG), a Swiss stock corporation with its registered office at Alter Postplatz 2, 6370 Stans, Switzerland, and company no. CHE-447.067.367 (the “Borrower”), based on the promissory note dated 18 January 2019, as amended on 16 September 2019 (the “Promissory Note”) the principal sum of CHF 550,000.00 (the “Principal Amount”), together with interest at 10.0% p.a. (the “Interest”) thereon accruing on and from the date of payment until the entire Principal Amount is repaid (the Interest and the Principal Amount hereinafter jointly referred to as the “Loan”). The Interest shall be calculated based on the exact number of days in relation to a year of 360 days (actual/360), compounded annually.

For the sake of clarity, CHF 500,000.00 of the Principle Amount (“Payment A”) was paid to the Borrower on 31 August 2018 (the “Date of Payment A”) and CHF 50,000.00 of the Principle Amount (“Payment B”) was paid to the Borrower on 18 December 2018 (the “Date of Payment B”).

On 12 March 2019 CHF 526,979.84 of the Principal Amount was settled by conversion into equity (the “Conversion Amount”), whereas the Lender received eight (8) registered shares at an issue price of CHF 65,872.48 (the “Conversion”). The Conversion Amount consists of the full amount of payment B and of CHF 476,979.84 from Payment A. As a result of the Conversion, an outstanding amount of CHF 23,020.16 with regard to Payment A (the “Open Amount Payment A”) remains open.

The following is a statement of the amended terms and conditions of the Promissory Note:

1 – Extension Maturity Date	According to section 2 of the Promissory Note, the Maturity Date and therefore the repayment of the Loan was agreed to take place no later than 31 December 2019.

According to section 2 of the Promissory Note, the Lender may unilaterally extend the repayment term and set a new Maturity Date.

The Lender hereby extends the Maturity Date of the Loan, replacing the existing Maturity Date, until 30 September 2020 and, thus, the Loan shall be due for repayment no later than 30 September 2020. The Borrower hereby acknowledges and agrees with the extension. References to the Maturity Date in the Promissory Note shall be to 30 September 2020.

2 - Interest	According to the Document from GHM Partners (Annex 1) for the year 2018, Interest accrued in the aggregated amount of CHF 17,125.00 with regard to Payment A and Payment B; resulting in the compounded and aggregated Principle Amount of CHF 567,125.00 (the “2018 Amount” ) as of 1 January 2019.

With effect of the Conversion, the 2018 Amount less the Conversion Amount results in the remainder amount of CHF 40,145.16 (the “Remaining 2018 Amount”).

From 1 January 2019 up to and including 18 March 2019 (i.e., the effective date of the Conversion for accounting purposes) further Interests of CHF 11,972.64 accrued with regard to the 2019 Amount (the “Interest Before Conversion”). This amount may only be compounded at the end of the year 2019.

From 19 March 2019 up to and including 30 June 2019 further Interest of CHF 1,148.60 accrued with regard to the Remaining 2018 Amount (the “Interest After Conversion”).

As of 31 December 2019, an aggregated amount of CHF 55,340.56 is open and unpaid, consisting of (i) the Interest Before Conversion plus (ii) the Interest After Conversion plus (iii) further Interest CHF 2,074.16 accrued from 1 July 2019 up to and including 31 December 2019 plus (iv) the Remaining Principle Amount 2019.

3 - Conversion	The Lender hereby confirms that the Conversion Amount was fully settled by way of Conversion.

4 - Governing Law	This Addendum shall be governed by and construed in accordance with the substantive laws of Switzerland, without reference to principles of conflict of laws or choice of laws.

5 – Jurisdiction	All disputes arising out of or in connection with this Addendum, including disputes regarding its conclusion, validity, binding effect, amendment, breach, termination or rescission shall be subject to the exclusive jurisdiction of the ordinary courts of Stans (NW).

[Signature page to follow]

The Lender
Magnetic Rock Investment

/s/ Ronald Hafner
Ronald Hafner
Chairman of the Board of Directors

The Borrower
NLS Pharmaceutics Ltd.

/s/ Alexander Zwyer	/s/ Ronald Hafner
Alexander Zwyer	Ronald Hafner
Chief Executive Officer	Chairman of the Board of Directors

Annex 1: Excel sheet from GHM Partners.

Annex 1

Excel sheet from GHM Partners

	2018	18.03.2019	30.06.2019
MRI Convertible promissory note	CHF	CHF	CHF
A - Credit CHF - from 31.08.18 (122 Tage)	500’000.00	516’944.44	40’145.16
B - Credit CHF - from 18.12.18 (13 Tage)	50’000.00	50’180.56	-
Total Convertible Promissory Note	550’000.00	567’125.00	40’145.16
Interest rate 10%	10%	10%	10%
A - Interest / from 19.3.19	16’944.44	10’913.27	1’148.60
B - Interest / to 18.3.19	180.56	1’059.37	11’972.64
Total Interest	17’125.00	11’972.64	13’121.24
Total Promissory Note incl. Interest	567’125.00	579’097.64	53’266.40
Debt to equity swap 18.3.2019		-526’979.84	-
Total Convertible Promissory Note	567’125.00	52’117.80	53’266.40

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